Exhibit 21.1

SUBSIDIARIES OF OWL ROCK TECHNOLOGY INCOME CORP.

Name	Jurisdiction

OR TECH LENDING IC LLC ORTIC BC 1 LLC ORTIC BC 2 LLC	DELAWARE DELAWARE DELAWARE